UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 30, 2015

CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On July 29, 2015, CEC Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 28, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated July 29, 2015

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: July 30, 2015	By:	/s/ Temple Weiss
Temple Weiss
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated July 29, 2015

4

Exhibit 99.1
News Release

CEC Entertainment, Inc. Reports
Financial Results for the 2015 Second Quarter

IRVING, Texas - July 29, 2015 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its second quarter ended June 28, 2015.
“We are pleased to report positive same store sales growth this quarter of 3.0% at our Chuck E. Cheese’s stores and 5.3% at our Peter Piper Pizza stores,” said Tom Leverton, Chief Executive Officer. “We believe our initiatives to improve the overall food and entertainment experience at Chuck E. Cheese’s are beginning to have an impact. The new menu at our Chuck E. Cheese’s stores launched in April and has been very well received by our guests. We believe other initiatives like free guest Wi-Fi and enhanced hospitality training are also improving the in-store experience and helping to contribute to stronger traffic. With all of the positive changes at Chuck E. Cheese’s, we invested in marketing to communicate our new menu and initiate our Mom’s focused advertising campaign which we believe will help support revenue growth in future quarters, as well as the quarter just completed. In addition, Peter Piper Pizza, which we acquired in October 2014, continues its positive momentum, reporting its 20th consecutive quarter of same store sales growth.”

Second Quarter Results
Total revenues for the second quarter of 2015 increased 13.7%, or $25.5 million, over the prior year to $212.1 million. The increase is primarily related to additional revenues of $17.8 million resulting from the Peter Piper Pizza acquisition, which closed in October 2014, and an increase in same store sales at our Chuck E. Cheese’s stores. Same store sales for the second quarter of 2015 for Chuck E. Cheese’s stores increased 3.0% from the prior year. Same store sales for the second quarter of 2015 for Peter Piper Pizza stores increased 5.3% over the prior year, a period in which the Company did not own Peter Piper Pizza.
Adjusted EBITDA for the second quarter of 2015 increased 11.3%, or $4.2 million, over the prior year to $41.1 million. The increase is primarily related to incremental Adjusted EBITDA for Peter Piper Pizza, offset by increases in store expenses associated with the increase in store revenues and an increase in rent due to fewer landlord incentives being received than the prior year, as well as investments made in advertising. Adjusted EBITDA for Peter Piper Pizza increased 31.0% over the prior year, a period in which the Company did not own Peter Piper Pizza, to $5.4 million. Adjusted EBITDA represents net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization, asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs and certain other items.
The Company reported a net loss of $9.9 million for the second quarter of 2015, compared to a net loss of $12.8 million for the second quarter of 2014. The decrease in the net loss is due to an increase in same store sales at our Chuck E. Cheese’s stores and net income from Peter Piper Pizza for the second quarter of 2015 of $1.7 million.
Balance Sheet and Liquidity
As of June 28, 2015, cash and cash equivalents were $132.4 million, and total debt was $1.0 billion, with no borrowings drawn under the Company’s $150.0 million revolving credit facility. Capital expenditures were $23.9 million for the second quarter of 2015, of which $15.3 million were related to IT and growth initiatives, including new store development, major remodels, store expansions and major attractions.

As of June 28, 2015, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	525	32	557
Domestic franchised	31	63	94
International franchised	32	47	79
Total	588	142	730
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Thursday, July 30, 2015. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 85512719.
A replay of the call will be available from 12:00 p.m. Central Time on July 30, 2015 through midnight Central Time on August 6, 2015. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 85512719.
About CEC Entertainment, Inc.
For more than 35 years, CEC Entertainment has served as a nationally recognized leader in family dining and entertainment. The Company and its franchisees operate a system of more than 585 Chuck E. Cheese’s stores and 140 Peter Piper Pizza stores, with locations in 47 states and 11 foreign countries and territories. For more information, visit chuckecheese.com.

Investor Inquiries:                            Media Inquiries:
Temple Weiss                                Kari Streiber
EVP & CFO                                CEC Entertainment, Inc.
CEC Entertainment, Inc.                             (214) 632-9360
(972) 258-4525                                kstreiber@talktocurrent.com
tweiss@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this report, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, filed with the Securities and Exchange Commission on March 5, 2015. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	The success of our capital initiatives, including new store development and existing store evolution;

•	Our ability to successfully implement our marketing strategy;

•	Competition in both the restaurant and entertainment industries;

•	Changes in consumer discretionary spending;

•	Impacts on our business and financial results from economic uncertainty in the United States and Canada;

•	Negative publicity concerning food quality, health, general safety and other issues;

•	Expansion in international markets;

•	Our ability to successfully integrate the operations of companies we acquire;

•	Our ability to generate sufficient cash flow to meet our debt service payments;

•	Increases in food, labor and other operating costs;

•	Disruptions of our information technology systems and technologies;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Any disruption of our commodity distribution system;

•	Our dependence on a limited number of suppliers for our games, rides, entertainment-related equipment, redemption prizes and merchandise;

•	Product liability claims and product recalls;

•	Government regulations;

•	Litigation risks;

•	Adverse effects of local conditions, natural disasters and other events;

•	Existence or occurrence of certain public health issues;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Inadequate insurance coverage;

•	Loss of certain key personnel;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Risks in connection with owning and leasing real estate; and

•	Litigation risks associated with our merger.
The forward-looking statements made in this report relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

Merger
On February 14, 2014, the Company announced the completion of the acquisition of CEC Entertainment, Inc. by an affiliate of Apollo Global Management, LLC (“Apollo”). The acquisition is referred to as the “Merger.” The accompanying consolidated statements of earnings and related information present the Company’s results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor) based on the mathematical combination of the Successor and Predecessor periods in the six months ended June 29, 2014. Although this combined presentation does not comply with GAAP, the Company believes that it provides a meaningful method of comparison.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	June 28, 2015		June 29, 2014		June 28, 2015		June 29, 2014
	(Successor)		(Successor)		(Successor)		(Combined)
REVENUES:
Food and beverage sales	$94,145	44.4%	$79,649	42.7%	$210,681	44.1%	$192,823	43.6%
Entertainment and merchandise sales	113,861	53.7%	105,651	56.6%	258,605	54.1%	246,923	55.8%
Total Company store sales	208,006	98.1%	185,300	99.3%	469,286	98.3%	439,746	99.4%
Franchise fees and royalties	4,073	1.9%	1,274	0.7%	8,300	1.7%	2,647	0.6%
Total revenues	212,079	100.0%	186,574	100.0%	477,586	100.0%	442,393	100.0%
OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	23,951	25.4%	20,386	25.6%	53,176	25.2%	48,368	25.1%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	7,015	6.2%	5,927	5.6%	15,537	6.0%	14,486	5.9%
Total cost of food, beverage, entertainment and merchandise (3)	30,966	14.9%	26,313	14.2%	68,713	14.6%	62,854	14.3%
Labor expenses (3)	59,234	28.5%	54,747	29.5%	126,407	26.9%	118,693	27.0%
Depreciation and amortization (3)	28,970	13.9%	34,044	18.4%	58,211	12.4%	62,252	14.2%
Rent expense (3)	24,260	11.7%	22,715	12.3%	48,719	10.4%	42,790	9.7%
Other store operating expenses (3)	35,330	17.0%	32,339	17.5%	68,848	14.7%	64,738	14.7%
Total Company store operating costs (3)	178,760	85.9%	170,158	91.8%	370,898	79.0%	351,327	79.9%
Other costs and expenses:
Advertising expense	14,596	6.9%	9,551	5.1%	26,048	5.5%	20,591	4.7%
General and administrative expenses	18,973	8.9%	11,928	6.4%	36,060	7.6%	26,719	6.0%
Transaction and severance costs	(62)	—%	(158)	(0.1)%	82	—%	49,155	11.1%
Total operating costs and expenses	212,267	100.1%	191,479	102.6%	433,088	90.7%	447,792	101.2%
Operating income (loss)	(188)	(0.1)%	(4,905)	(2.6)%	44,498	9.3%	(5,399)	(1.2)%
Interest expense	17,324	8.2%	15,239	8.2%	34,822	7.3%	28,433	6.4%
Income (loss) before income taxes	(17,512)	(8.3)%	(20,144)	(10.8)%	9,676	2.0%	(33,832)	(7.6)%
Income tax expense (benefit)	(7,620)	(3.6)%	(7,360)	(3.9)%	4,826	1.0%	(7,880)	(1.8)%
Net income (loss)	$(9,892)	(4.7)%	$(12,784)	(6.9)%	$4,850	1.0%	$(25,952)	(5.9)%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total Company store sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 28, 2015	December 28, 2014
	(Successor)	(Successor)
ASSETS
Current assets:
Cash and cash equivalents	$132,355	$110,994
Other current assets	64,172	62,651
Total current assets	196,527	173,645
Property and equipment, net	657,086	681,972
Goodwill	483,983	483,444
Intangible assets, net	490,200	491,400
Deferred financing costs, net	22,084	24,087
Other noncurrent assets	12,675	9,595
Total assets	$1,862,555	$1,864,143
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$9,548	$9,545
Other current liabilities	117,895	107,650
Total current liabilities	127,443	117,195
Capital lease obligations, less current portion	15,269	15,476
Bank indebtedness and other long-term debt, less current portion	994,887	998,441
Deferred tax liability	208,686	222,915
Other noncurrent liabilities	219,123	217,530
Total liabilities	1,565,408	1,571,557
Stockholders’ equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of June 28, 2015 and December 28, 2014	—	—
Capital in excess of par value	356,163	355,587
Retained earnings (deficit)	(57,238)	(62,088)
Accumulated other comprehensive income (loss)	(1,778)	(913)
Total stockholders’ equity	297,147	292,586
Total liabilities and stockholders’ equity	$1,862,555	$1,864,143

	Six Months Ended
	June 28, 2015	June 29, 2014
	(Successor)	(Combined)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,850	$(25,952)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,248	63,123
Deferred income taxes	(11,909)	(14,936)
Stock-based compensation expense	570	12,225
Amortization of lease-related intangibles and liabilities, net	61	(174)
Amortization of original issue discount and deferred financing costs	2,273	1,747
Loss on asset disposals, net	3,042	2,845
Non-cash rent expense	4,289	1,929
Other adjustments	(494)	266
Changes in operating assets and liabilities:
Operating assets	(4,371)	1,007
Operating liabilities	8,812	(2,935)
Net cash provided by operating activities	67,371	39,145
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Predecessor	—	(946,898)
Acquisition of Peter Piper Pizza	(663)	—
Acquisition of franchisee	—	(1,529)
Purchases of property and equipment	(38,628)	(32,268)
Development of internal use software	(1,571)	—
Other investing activities	82	292
Net cash used in investing activities	(40,780)	(980,403)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured credit facilities, net of original issue discount	—	756,200
Proceeds from senior notes	—	255,000
Repayment of Predecessor Facility	—	(348,000)
Repayments on senior term loan	(3,800)	—
Net repayments on revolving credit facility	—	(13,500)
Payment of debt financing costs	—	(27,575)
Equity contribution	—	350,000
Other financing activities	(1,002)	3,698
Net cash provided by (used in) financing activities	(4,802)	975,823
Effect of foreign exchange rate changes on cash	(428)	(80)
Change in cash and cash equivalents	21,361	34,485
Cash and cash equivalents at beginning of period	110,994	39,870
Cash and cash equivalents at end of period	$132,355	$74,355

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands)

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). The Company believes Adjusted EBITDA is a measure that provides investors with additional information to measure our performance. We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future, as well as other items. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance and understanding certain significant items. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(Successor)	(Successor)	(Successor)	(Combined)

Total revenues	$212,079	$186,574	$477,586	$442,393
Net income (loss) as reported	$(9,892)	$(12,784)	$4,850	$(25,952)
Interest expense	17,324	15,239	34,822	28,433
Income tax expense (benefit)	(7,620)	(7,360)	4,826	(7,880)
Depreciation and amortization	29,849	34,568	60,248	63,123
Non-cash impairments, gain or loss on disposal	1,799	1,577	3,042	2,845
Non-cash stock-based compensation	178	—	570	12,639
Rent expense book to cash	1,968	4,020	4,179	5,270
Franchise revenue, net cash received	—	100	(65)	100
Impact of purchase accounting	116	219	348	413
Store pre-opening costs	117	377	362	637
One-time items	6,254	113	7,605	37,821
Cost savings initiatives	1,001	859	1,001	1,669
Adjusted EBITDA	$41,094	$36,928	$121,788	$119,118
Adjusted EBITDA as a percent of total revenues	19.4%	19.8%	25.5%	26.9%
Adjusted EBITDA, a measure used by management to assess operating performance, is defined as Net income (loss) plus interest expense, income taxes and depreciation and amortization and adjusted to exclude asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs, and certain other items.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(Successor)	(Successor)	(Successor)	(Combined)
Number of Company-owned stores:
Beginning of period	560	522	559	522
New (1), (2)	—	5	2	6
Acquired from franchisee	—	1	—	1
Closed (1), (2)	(3)	(4)	(4)	(5)
End of period	557	524	557	524
Number of franchised stores:
Beginning of period	175	55	172	55
New (3)	1	—	4	—
Acquired from franchisee	—	(1)	—	(1)
Closed (3)	(3)	—	(3)	—
End of period	173	54	173	54
Total number of stores:
Beginning of period	735	577	731	577
New (4)	1	5	6	6
Acquired from franchisee	—	—	—	—
Closed (4)	(6)	(4)	(7)	(5)
End of period	730	578	730	578
_____________________

(1)	The number of new and closed Company-owned stores during the three months ended June 29, 2014 included one store that was relocated.

(2)	The number of new and closed Company-owned stores during the six months ended June 28, 2015 and June 29, 2014 included one and two stores, respectively, that were relocated.

(3)	The number of new and closed franchise stores during the three and six months ended June 28, 2015 included one store that was relocated.

(4)
The number of new and closed stores during the three months ended June 28, 2015 and June 29, 2014 and the six months ended June 28, 2015 and June 29, 2014, included one, one, two and two, respectively, that were relocated.